Exhibit 21.1

SUBSIDIARIES OF AKOUSTIS TECHNOLOGIES, INC.

Akoustis, Inc., a Delaware corporation

Grinding and Dicing Services, Inc., a California corporation

RFM Integrated Device Inc., a Texas corporation